UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19848	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas		75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2012, Fossil, Inc. (the “Company”) and certain of its subsidiaries entered into a Consent and First Amendment to Credit Agreement (the “First Amendment”) with Skagen Designs, Ltd. (“Skagen US”), the lenders party to the Credit Agreement (the “Lenders”) and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, to amend that certain Credit Agreement dated as of December 17, 2010 (the “Credit Agreement”), among the Company as borrower, and certain of its subsidiaries, Wells Fargo as administrative agent, swingline lender and issuing lender, certain lenders party thereto and Wells Fargo Securities, LLC, as sole lead arranger and sole book manager.

Pursuant to the First Amendment, the Lenders consented to the acquisition of Skagen US, Skagen Designs Limited (“Skagen HK”) and Skagen Designs Holding A/S (“Skagen Europe” and together with Skagen US and Skagen HK, “Skagen”) in accordance with that certain Purchase Agreement (the “Purchase Agreement”) dated January 9, 2012 among the Company and its wholly owned subsidiaries Fossil Europe B.V. (“Fossil Europe”) and Fossil (East) Limited (“Fossil East”), Skagen US, Skagen HK, the stockholders of Skagen (collectively, the “Sellers”) and Charlotte K. Jorst in her capacity as the representative of the stockholders of Skagen.

In addition, the First Amendment, among other things, (i) increased the aggregate commitment of the Lenders under the revolving credit facility (the “Revolving Credit Commitment”) from $300 million to $350 million; (ii) extended the stated maturity date from December 17, 2013 to December 17, 2014; (iii) increased the maximum amount of capital expenditures of the Company and its consolidated subsidiaries permitted under the Credit Agreement from $125 million per fiscal year to $200 million for fiscal year 2012 and $150 million for each fiscal year thereafter; and (iv) clarified that Permitted Liens (as defined in the Credit Agreement) shall not affect any capital stock of any subsidiary of the Company. In addition, the First Amendment added a $50 million uncommitted incremental revolving credit commitment pursuant to which the Company may, subject to the satisfaction of certain terms and conditions, request increases in the aggregate Revolving Credit Commitment to make incremental revolving credit loans in a minimum principal amount of $15 million each. In connection with the First Amendment, the Company paid an upfront fee in the amount of $50,000 in connection with the increase in the Revolving Credit Commitment and an amendment fee of $175,000.

Pursuant to the First Amendment, if Skagen HK or Skagen Europe is a Material First-Tier Foreign Subsidiary (as defined in the Credit Agreement), then the Company and certain of its subsidiaries will be required, on or before December 31, 2012, to either (i) cause Skagen HK to be merged with and into Fossil East and cause Skagen Europe to be merged with and into Fossil Europe, with Fossil East and Fossil Europe each being the surviving entity, respectively, or (ii) comply with Section 9.11(b) of the Credit Agreement requiring the capital stock of Skagen HK and Skagen Europe to be pledged to the administrative agent as security. In consideration for, and except as required by, such agreement, and so long as no event of default has occurred under the Credit Agreement, the Lenders agreed to waive the requirement of Section 9.11(b) of the Credit Agreement with respect to the capital stock of Skagen HK and Skagen Europe.

In connection with the Skagen acquisition and the First Amendment, on April 2, 2012, Skagen US also entered into a Joinder Agreement (the “Joinder”) to the Credit Agreement. Pursuant to the Joinder, Skagen US became a party to, and agreed to be bound by the terms of, the Credit Agreement as a “Credit Party”, a “Domestic Subsidiary”, a “Material Domestic Subsidiary” and a “Subsidiary Guarantor” (each as defined in the Credit Agreement), as if it had been an original signatory and party to the Credit Agreement. Skagen US also agreed that it is a “Guarantor” under the terms and provisions of the Subsidiary Guaranty Agreement (as defined in the Credit Agreement) with the same force and effect as if it had been an original signatory and party thereto.

The foregoing descriptions of the First Amendment and Joinder are qualified in their entirety by reference to Exhibits 10.1 and 10.2, which are incorporated herein by reference and filed as exhibits hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 2, 2012, the Company and its wholly owned subsidiaries, Fossil Europe and Fossil HK, completed the previously announced acquisition of all of the issued and outstanding shares of the capital stock of Skagen from the Sellers pursuant to the terms of the Purchase Agreement for $231.7 million in cash, which includes a working capital adjustment of approximately $6.7 million, and 150,000 shares of the Company’s common stock. In addition, the Sellers may receive up to 100,000 additional shares of the Company’s common stock if the Company’s net sales of Skagen-branded products exceed certain thresholds.

The Company has determined that it is not required to file separate audited financial statements of Skagen under Rule 3-05 of Regulation S-X or pro forma financial information relating to the acquisition of Skagen under Article 11 of Regulation S-X.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Purchase Agreement, dated January 9, 2012, by and among Fossil, Inc., Fossil Europe B.V., Fossil (East) Limited, Skagen Designs, Ltd., Skagen Designs Limited, Charlotte K. Jorst, solely in her capacity as the Representative, and the stockholders of Skagen Designs, Ltd., Skagen Designs Limited and Skagen Designs Holding A/S (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 11, 2012).

10.1	Consent and First Amendment to Credit Agreement, dated as of April 2, 2012, by and among Fossil, Inc., Fossil Intermediate, Inc., Fossil Trust, Fossil Partners, L.P., Arrow Merchandising, Inc., Fossil Stores I, Inc., Fossil Holdings, LLC, Fossil International Holdings, Inc., Skagen Designs, Ltd., the lenders who are party to the Credit Agreement (as therein defined) and Wells Fargo Bank, National Association, as the administrative agent for the lenders.

10.2	Joinder Agreement, dated as of April 2, 2012, executed by Skagen Designs, Ltd., pursuant to that certain Credit Agreement dated as of December 17, 2010, by and among Fossil, Inc., certain of its subsidiaries, the lenders time to time party thereto, and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2012
FOSSIL, INC.

	By:	/s/ Mike L. Kovar

Mike L. Kovar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement, dated January 9, 2012, by and among Fossil, Inc., Fossil Europe B.V., Fossil (East) Limited, Skagen Designs, Ltd., Skagen Designs Limited, Charlotte K. Jorst, solely in her capacity as the Representative, and the stockholders of Skagen Designs, Ltd., Skagen Designs Limited and Skagen Designs Holding A/S (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 11, 2012).

10.1	Consent and First Amendment to Credit Agreement, dated as of April 2, 2012, by and among Fossil, Inc., Fossil Intermediate, Inc., Fossil Trust, Fossil Partners, L.P., Arrow Merchandising, Inc., Fossil Stores I, Inc., Fossil Holdings, LLC, Fossil International Holdings, Inc., Skagen Designs, Ltd., the lenders who are party to the Credit Agreement (as therein defined) and Wells Fargo Bank, National Association, as the administrative agent for the lenders.

10.2	Joinder Agreement, dated as of April 2, 2012, executed by Skagen Designs, Ltd., pursuant to that certain Credit Agreement dated as of December 17, 2010, by and among Fossil, Inc., certain of its subsidiaries, the lenders time to time party thereto, and Wells Fargo Bank, National Association.

5